Exhibit 10.1

AMENDMENT NO. 1 TO
TENDER AND SUPPORT AGREEMENT

This AMENDMENT NO. 1 TO TENDER AND SUPPORT AGREEMENT, dated as of September 15, 2010 (this “Amendment”), is made by and among MOUNTAIN ACQUISITION CORP., a Delaware corporation (“Parent”), MOUNTAIN MERGER SUB CORP., a Delaware corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), HEALTH GRADES, INC., a Delaware corporation (the “Company”), and [Executive Name] (“Stockholder”).  Each of Parent, Merger Sub, the Company and Stockholder are referred to herein as a “Party” and together as “Parties.”

RECITALS

WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of July 27, 2010 and amended as of August 9, 2010 and as of September 9, 2010 (as amended, the “Merger Agreement”), with Parent, Merger Sub and Mountain Acquisition Holdings, LLC, a Delaware limited liability company;

WHEREAS, in connection with the Merger Agreement, the Parties hereto entered into that certain Tender and Support Agreement, dated as of July 27, 2010;

WHEREAS, pursuant to the Merger Agreement, Merger Sub has made a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company at a price of $8.20 per share, net to the seller in cash, upon the terms and subject to the conditions of the Merger Agreement and the Offer;

WHEREAS, the Merger Agreement was amended on September 9, 2010 to extend the Offer in order to provide the Company, Parent, Merger Sub and the Company’s stockholders with additional time to continue to evaluate their alternatives and potential actions in light of the ruling issued by the Delaware Court of Chancery on September 3, 2010 in the action styled In re Health Grades, Inc. Shareholders Litigation (the “Delaware Litigation”) and, during this extension period, the Company, Parent and Merger Sub have negotiated a proposed memorandum of understanding to settle the Delaware Litigation (the “MOU”);

WHEREAS, pursuant to the terms of the MOU, the Parties desire to amend that certain Tender and Support Agreement, dated as of July 27, 2010 (the “Support Agreement”), by and among Parent, Merger Sub, the Company and Stockholder, as provided in this Amendment;

WHEREAS, pursuant to Section 13(k) of the Support Agreement, the Support Agreement may be amended by an instrument in writing signed by each of the Parties; and

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have authorized and approved the execution and delivery of this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             Defined Terms. Capitalized terms used herein, including in the preamble and recitals hereto, and not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed to such terms in the Support Agreement.

2.             Amendment to the Preamble of the Support Agreement. The second sentence of the Preamble of the Support Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall only be a party to this Agreement for purposes of Section 4(e)-(j), Section 9(c)-(d) and Section 13 of this Agreement.”

3.             Amendment to Section 9 of the Support Agreement.

(a)           Section 9(c) of the Support Agreement is hereby amended and restated in its entirety to read as follows:

“(c)         Sections 9(d), 10 and 13(e) hereof shall survive the termination of this Agreement.”

(b)           Section 9 of the Support Agreement is hereby amended by adding, immediately after Section 9(c), the following:

“(d)         Commitment to Support a Superior Proposal.  Each of the Company and the Stockholder agrees that if the Company validly terminates the Merger Agreement pursuant to Section 9.1(c)(ii) thereof, the Company and Stockholder will promptly enter into an agreement that is substantially comparable in form and substance to this Agreement with the other parties to the Alternative Acquisition Agreement.”

4.             Effective Date of this Amendment. This Amendment shall, upon execution and delivery hereof by the Parties hereto, be deemed in full force and effect as of the date hereof.

5.             Miscellaneous.

(a)           This Amendment shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.

(b)           Except as expressly amended hereby, the Support Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect and are hereby ratified and confirmed.

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(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Support Agreement, nor, except as expressly provided herein, constitute a waiver or amendment of any other provision of the Support Agreement.

(d)           This Amendment may be executed by facsimile and in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(e)           The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOUNTAIN ACQUISITION CORP.

By:
Name:
Title:

MOUNTAIN MERGER SUB CORP.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Tender and Support Agreement — [Executive Name]]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

HEALTH GRADES, INC.

By:
[Name:	Kerry R. Hicks
Title:	Chairman & Chief Executive Officer]

[or]

[Name:	Allen Dodge
Title:	Executive Vice President & Chief Financial Officer]

[Signature Page to Amendment No. 1 to Tender and Support Agreement — [Executive Name]]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

[EXECUTIVE NAME], in his individual capacity

[Executive Name]

[Signature Page to Amendment No. 1 to Tender and Support Agreement — [Executive Name]]